UHY, LLP
                             12900 Hall Rd, Ste 500
                           Sterling Heights, MI 48313
                              Phone (586) 254-1040


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Current Report, of Gulfstar Energy Corporation on Form 8-K/A, of our reports dated April 27, 2010 on the financial statements of Gulfstar Energy Group, LLC for the years ended December 31, 2009 and 2008, and on the financial statements of Talon Energy Corporation for the year ended December 31, 2009 and for the period from July 14, 2008 through December 31, 2008.


                                      /s/ UHY LLP
                                        ---------------------------------------
                                          Sterling Heights, MI
August 4, 2010